Exhibit 99.1

TRANSITION AGREEMENT

THIS TRANSITION AGREEMENT (this “AGREEMENT”) is entered into as of the 27th day of September, 2005 by and between Lawrence P. English (“MR. ENGLISH”), and QUADRAMED CORPORATION, a Delaware corporation (the “COMPANY”).

WHEREAS, Mr. English was employed by the Company as its Chief Executive Officer pursuant to the terms and conditions of that certain Employment Agreement, dated June 12, 2000 between the Company and Mr. English, as amended by that certain amendment to Employment Agreement dated as of September 20, 2001 (the “EMPLOYMENT AGREEMENT”), and in connection with such employment, Mr. English has received and continues to hold options to purchase a total of 2,035,000 shares of Common Stock of the Company as set forth on Schedule 1 hereto pursuant to various option agreements between Mr. English and the Company (collectively, the “OPTIONS”) and (ii) 825,000 restricted shares of Common Stock of the Company as set forth on Schedule 2 hereto pursuant to certain stock issuance agreements by and between Mr. English and the Company (collectively, the “RESTRICTED SHARES”) .

WHEREAS, the Board of Directors of the Company and Mr. English have agreed that it is in the best interests of the parties for Mr. English to terminate his employment with the Company and transition to an ongoing role with the Company in an advisory capacity as a member of the Board of Directors.

WHEREAS, such termination of Mr. English’s employment constitutes an “INVOLUNTARY TERMINATION” as defined in the Employment Agreement.

WHEREAS, Mr. English and the Company wish to enter into an agreement concerning his transition from employment with the Company.

NOW, THEREFORE, in consideration of the mutual promises contained in this Agreement, Mr. English and the Company acknowledge and agree as follows:

1.	TERMINATION OF EMPLOYMENT AGREEMENT. The parties hereto agree that Mr. English’s employment with the Company as its Chief Executive Officer is terminated effective as of October 17, 2005; provided, however that Mr. English shall remain as an employee of the Company in the capacity of executive Chairman of the Board of Directors at his current rate of compensation, including salary and bonus through and in respect of the year ended December 31, 2005 (the “Termination Date”). In exchange for the releases, payments, benefits, and other agreements of the Company set forth in this Agreement, Mr. English hereby agrees that the Employment Agreement is hereby terminated and canceled effective as of the Termination

Date with no compensation, benefits, damages, obligations or other payments owing to Mr. English thereafter (other than as specifically set forth in this Agreement).

2.	CONSIDERATION TO MR. ENGLISH. The Company shall make the following payments and provide the following additional benefits and consideration to Mr. English, subject to Section 5 hereof.

a.	SEVERANCE BENEFIT. As payment in full of its obligations under the Employment Agreement to pay severance benefits upon an Involuntary Termination, the Company will pay to Mr. English, an aggregate cash amount equal to $1,312,000 in a single lump sum payment on or before the Termination Date. The Company will continue for a period of 12 months after the Termination Date, all group life insurance benefits to which Mr. English is currently entitled pursuant to his Employment Agreement.

b.	RESTRICTED SHARES. Schedule 2 attached hereto accurately reflects all restricted shares of the Company’s capital stock owned by Mr. English as of the date of this Agreement. All restrictions on transfer in respect of the Restricted Shares which shall not have already lapsed shall be deemed to have lapsed as of the Termination Date. On the Termination Date, the Company shall repurchase from Mr. English a total of 256,500 Restricted Shares at a purchase price per share equal to the closing sale price of the Company’s Common Stock on the trading day immediately preceding the Termination Date, to enable Mr. English to satisfy applicable income taxes associated with the lapsing of such restrictions.

c.	OPTIONS. Schedule 1 attached hereto accurately reflects all options and other rights to acquire shares of the Company’s capital stock owned by Mr. English as of the date of this Agreement. All Options which have not already vested shall, on the Termination Date, immediately vest and become exercisable in full. All such vested Options shall otherwise remain subject in all respects to the terms of the option agreement or instrument applicable thereto; provided, however, that, for purposes of clarification, any period of exercisability which,under such agreements or instruments, commences upon the cessation of Mr. English’s service to the Company shall not be deemed to commence while Mr. English serves as an employee, consultant or non-employee director of the Company.

d.	INDEMNIFICATION; D&O INSURANCE. Notwithstanding his termination of employment with the Company, Mr. English (i) shall continue to be entitled to the indemnification rights afforded under the Company’s Amended and Restated Certificate of Incorporation and Bylaws, and (ii) shall remain covered under the Company’s Directors’ and Officers’ Insurance (“D&O INSURANCE”) policy until December 31, 2011, on no less favorable terms than are provided to any other executive officer of the Company, with respect to acts occurring prior to termination of Mr. English’s service as an officer of the Company, and the Company agrees that such D&O Insurance policy shall have policy limits at least as high as the Company’s existing policy.

3.	NON-SOLICITATION AND NON-DISPARAGEMENT. For two (2) years following the Termination Date, Mr. English will not directly or indirectly (i) solicit any Company employee, independent contractor or consultant to leave the Company’s employ or otherwise terminate such person’s relationship with the Company for any reason or interfere in any other manner with the employment or other relationships at the time existing between the Company and its current employees, independent contractors or consultants, (ii) solicit any of the Company’s customers for products or services substantially similar to those offered by the Company, or (iii) disparage the Company or any of its stockholders, directors, officers, employees or agents.

4.	OWNERSHIP RIGHTS. All materials, ideas, discoveries and inventions pertaining to the Company’s business or clients, including (without limitation) all patents and copyrights, patent applications, patent renewals and extensions, trade secrets, software, and the names, addresses and telephone numbers of customers and prospects, belong solely to the Company. Mr. English shall, at all times whether during or after the Termination Date, assist the Company, at the Company’s sole expense, in obtaining, maintaining, defending and enforcing all legal rights and remedies of the Company, including, without limitation, patents, copyrights and other proprietary rights of the Company. Such assistance will include (without limitation) the execution of documents and assistance and cooperation in legal proceedings.

5.	RELEASES. As a condition to Mr. English’s entitlement to the compensation, payments and benefits provided for in Section 2 hereof, Mr. English shall have executed and delivered to the Company a release in the form attached hereto as Exhibit “A” (the “RELEASE”), and such Release shall have become irrevocable. If Mr. English exercises his right to revoke the Release in accordance with the terms thereof, then this Agreement shall become null and void ab initio. The Company shall execute and deliver to Mr. English a release in the form attached hereto as Exhibit “B” (the “COMPANY RELEASE”).

6.	COOPERATION AND ASSISTANCE; TRANSITION SERVICES

a.	Mr. English acknowledges that he may have historical information or knowledge that may be useful to the Company in connection with current or future legal, regulatory or administrative proceedings. Mr. English will cooperate with the Company in the defense or prosecution of any such claims that relate to events or occurrences that transpired during Mr. English’s employment with the Company. Mr. English’s cooperation in connection with such claims or actions shall include being reasonably available, subject to his other business and personal commitments, to meet with counsel to prepare for discovery or trial and to testify truthfully as a witness when reasonably requested by the Company at reasonable times and with reasonable advance notice to Mr. English. The Company shall reimburse Mr. English for any reasonable out-of-pocket expenses, including the reasonable fees of Mr. English’s personal attorney, reasonably incurred by Mr. English in connection with such cooperation.

b.	Through December 2006 (or such later date as may be agreed upon by the Company and Mr. English), Mr. English shall render such assistance to the Company’s Chief Executive Officer as shall be reasonably requested by the Chief Executive Officer or the Board of Directors, including assistance in maintaining relationships with the Company’s customers. Mr. English shall receive no separate compensation for providing any such assistance.

7.	RETURN OF PROPERTY; ADMINISTRATIVE SUPPORT.

a.	Except as otherwise agreed to by the Company in writing, Mr. English expressly agrees that, promptly after the Termination Date, he will return to the Company all Company property, including, but not limited to, any and all files, computers, computer equipment and software and diskettes, documents, papers, records, accords, notes, agenda, memoranda, plans, calendars and other books and records of any kind and nature whatsoever containing information concerning the Company or its customers or operations. Notwithstanding the foregoing, Mr. English shall not be required to return his rolodexes, personal diaries or correspondence.

b.	During such time as Mr. English provides transition assistance to the Company as contemplated by section 6 b. above, the Company shall provide, or reimburse Mr. English the reasonable costs of, an office and administrative support necessary to provide such services.

8.	NON-DISCLOSURE. Under Mr. English’s Employee Confidentiality, Inventions and Non-Competition Agreement with the Company, executed on October 28, 2002, a copy of which is attached to this Agreement as Exhibit “C,” and under applicable trade secret law, Mr. English is obliged to keep in confidence all trade secrets and proprietary and confidential information of the Company, whether patentable or not which he learned or of which he became aware or informed during his employment by the Company (except to the extent disclosure is or may be required by a statute, by a court of law, by any governmental agency having supervisory authority over the business of the Company or by any administrative or legislative body (including a committee thereof) with apparent jurisdiction to order him to divulge, disclose or make accessible such information), and not to directly or indirectly publish, disclose, market or use, or authorize, advise, hire, counsel or otherwise procure any other person or entity, directly or indirectly, to publish, disclose, market or use, any such information. Both under such Employee Confidentiality, Inventions and Non-Competition Agreement and under applicable law, such obligations continue after cessation of Mr. English’s employment. In amplification and not in limitation of the foregoing, Mr. English acknowledges that during his employment with the Company, he has or may have acquired proprietary and confidential knowledge and information of the Company, including, but not limited to, software, products, “know-how” and other technical data belonging to or relating to the Company, and the identity of customers and suppliers of the Company and the quantities of products ordered by or from and the prices paid by or to those customers and suppliers. In addition, Mr. English has also acquired similar confidential knowledge and information belonging to customers of the Company and provided to the Company in confidence under written and oral secrecy agreements. Mr. English agrees to abide by the terms and conditions of the Employee Confidentiality, Inventions and Non-Competition Agreement and of this Section 8. Anything to the contrary notwithstanding, this Section 8 shall not apply to any knowledge or information that has become generally known in the industry or by the public (other than through a breach of this Agreement or the Employee Confidentiality, Inventions and NonCompetition Agreement by Mr. English).

9.	NON-COMPETITION. For a period of two (2) years following the Termination Date, Mr. English agrees that he will not work for or have an interest in a company that competes with the Company, directly or indirectly, in healthcare software products or services in any of the territories in which the Company conducts business.

10.	NO ADMISSION. Nothing in this Agreement shall be deemed to constitute an admission or evidence of any wrongdoing or liability on the part of the Company or Mr. English and the parties agree that neither this Agreement nor any of the terms or conditions contained herein may be used in any future dispute or proceeding except one to enforce the terms of this Agreement.

11.	TAX AND WITHHOLDING. Any federal, state and/or local income, personal property, franchise, excise or other taxes owed by Mr. English as a result of the payments or benefits provided under the terms of this Agreement shall be the sole responsibility and obligation of Mr. English. The parties hereto agree and acknowledge that the Company shall have the right to withhold from any payments made to Mr. English any and all amounts that are necessary to enable the Company to satisfy any withholding or other tax obligation that arises in connection with such payments or benefits, and the Company shall report any such amounts that it determines are compensation income on Form W-2. Notwithstanding the foregoing, to the extent permitted under applicable law, any taxes payable in respect of the Restricted Shares may be paid directly by Mr. English.

12.	NO ORAL MODIFICATION. This Agreement may not be changed orally and no modification, amendment or waiver of any provision contained in this Agreement, or any future representation, promise or condition in connection with the subject matter of this Agreement shall be binding upon any party hereto unless made in writing and signed by such party.

13.	RESOLUTION OF DISPUTES. Any disputes under or in connection with this Agreement shall, at the election of either party, be resolved by arbitration, to be held in Reston, Virginia in accordance with the National Rules for the Resolution of Employment Disputes of the American Arbitration Association then in effect. Judgment upon the award rendered by the arbitrator(s) may be entered in any court having jurisdiction. In any action or proceeding brought in connection with this Agreement, the successful party shall be entitled to recover reasonable attorneys’ fees in addition to its costs and expenses.

14.	INTEGRATION. This Agreement is entered into without reliance upon any statement, representation, promise, inducement or agreement not expressly contained within the terms hereof. This Agreement constitutes the entire agreement between the parties and supersedes all prior oral or written agreements concerning the termination of their employment relationship, regardless of the adequacy of consideration; provided, however, that this Agreement does not supercede Mr. English’s Employee Confidentiality, Inventions and Non-Competition Agreement, which will remain in effect subsequent to the execution of this Agreement to the extent that Mr. English is no longer an employee of the Company. The Company shall have no obligation to make any payment or do any act other than as specifically set forth herein. The terms of this Agreement are contractual and not mere recitals.

15.	SEVERABILITY. In the event that any provision of this Agreement or the application thereof should be held to be void, voidable, unlawful or, for any reason, unenforceable, the remaining portion and application shall remain in full force and effect, and to that end the provisions of this Agreement are declared to be severable.

16.	GOVERNING LAW. This Agreement is made and entered into, and shall be subject to, governed by, and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

17.	SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and shall be binding upon the parties hereto and their respective heirs, administrators, representatives, executors, successors and permitted assigns, including but not limited to (i) with respect to the Company, any entity with which the Company may merge or consolidate or to which the Company may sell all or substantially all of its assets, and (ii) with respect to Mr. English, his executors, administrators, heirs and legal representatives.

18.	COUNTERPARTS. This Agreement may be executed in counterparts, and each counterpart, when executed, shall have the effect of a signed original.

19.	REVOCATION. In accordance with the Older Workers Benefits Protection Act amendments to the Age Discrimination in Employment Act, the Company will hold this offer open for twenty one (21) days from September 27, 2005, although the Company would hope to conclude this matter as quickly as possible. In addition, Mr. English may revoke this Agreement at any time within seven (7) days after he signs it. Any revocation must be in writing and delivered to the Company within eight (8) days of signing this Agreement to be effective, and should be transmitted such written notice not later than the close of business on the seventh day after the day on which Employee executes the Release. Because of Mr. English’s right to revoke this Agreement, it shall not become effective until the eighth (8th) day after it has been signed, and Mr. English will not be paid any severance pay due to him under this Agreement until after the eighth (8th) day after he signs this Agreement.

20.	ACKNOWLEDGMENT OF KNOWING AND VOLUNTARY RELEASE. Mr. English certifies that he has read the terms of this Agreement. The execution hereof by Mr. English shall indicate that this Agreement conforms to Mr. English’s understandings and is acceptable to him as a final agreement. It is further understood and agreed that Mr. English has had the opportunity to consult with counsel of his choice.

21.	NOTICES. Any notice required to be given under this Agreement shall be deemed sufficient, if in writing, and sent by certified mail, return receipt requested, via overnight courier, or hand delivered to the Company at 12110 Sunset Hills Road, Reston, Virginia 20190, and to Mr. English at .

[Signatures on following page.]

IN WITNESS WHEREOF, the parties have executed this Transition Agreement as of the date first above written.

WITNESS:	QUADRAMED CORPORATION

	By:	/s/ Robert L. Pevenstein
	Name:	Robert L. Pevenstein
	Title:	Lead Independent Director

WITNESS:	LAWRENCE P. ENGLISH

/s/ Colleen English	/s/ Lawrence P. English

EXHIBIT A to Transition Agreement

RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned, Lawrence P. English (“Employee”), for and in consideration of certain benefits heretofore paid or to be paid or provided to him by QuadraMed Corporation, a Delaware corporation (“QuadraMed”), as such benefits are set forth in a Transition Agreement dated as of September 27, 2005 (the “Transition Agreement”), on behalf of himself and his heirs, executors, administrators, agents, affiliates, successors and assigns, does hereby irrevocably and unconditionally agree to release, waive and forever discharge, except as otherwise provided in this Release, QuadraMed and all of its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees and agents (collectively, the “Releasees”) from all Claims, as hereinafter defined, and Employee waives, releases and covenants not to sue Releasees or to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

As used in this Release, the term “Claims” means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which Employee now has, or claims to have, or which Employee at any earlier time had, or claimed to have had, or which Employee at any future time may have, or claim to have, against each or any of the Releasees arising contemporaneously with or prior to the date this Release is executed by Employee or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution. The Claims that Employee is releasing under this Release include, but are not limited to, rights arising out of alleged violations of any contracts, express or implied, written or oral, discharge, fraud, misrepresentation, infliction of emotional distress, or any other tort, and any other Claims relating to or arising out of Employee’s employment, compensation and benefits with QuadraMed or the termination thereof, and any Claim for violation of any Federal, state or other governmental statute, regulation or ordinance including, but not limited to, the following, each as amended to date: (1) Title VII of the Civil Rights Act of 1964, 42 U.S.C. §§ 2000e et seq.; (2) Section 1981 of the Civil Rights Acts of 1866, 42 U.S.C. § 198 1; (3) the Americans with Disabilities Act, 42 U.S.C. § 12101 et seq.; (4) the Age Discrimination in Employment Act, 29 U.S.C. §§ 621-634; (5) the Equal Pay Act of 1963, 29 U.S.C. § 206; (6) Executive Order 11246; (7) Executive Order 11141; (8) Section 503 of the Rehabilitation Act of 1973, 29 U.S.C. §§ 701 et seq.; (9) the Employee Retirement Income Security Act of 1974, 29 U.S.C. §§ 1001 et seq.; and (10) any applicable Virginia or Delaware law, statute, regulation, ordinance, or constitutional or public policy provisions.

Notwithstanding any provision in this Release to the contrary, it is agreed that the Employee does not waive his rights (such rights and the enforcement thereof shall not be “Claims” hereunder) (i) to coverage under any directors and officers insurance policy, (ii) for indemnification pursuant to QuadraMed’s Certificate of Incorporation or Bylaws or any applicable Virginia or Delaware law, statute, regulation, ordinance or constitutional or public policy provisions, in each case, as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Employee’s employment or other service to QuadraMed, or (iii) to enforce the Transition Agreement or any rights under any employee or retirement benefit plan, program or policy of QuadraMed, or the Release of this same date under which QuadraMed is releasing claims, if any, that it may assert against Employee.

Employee hereby represents that (i) neither he, nor anyone acting at his discretion or on his behalf, has filed any complaints, charges, claims, demands or lawsuits with respect to any Claim (an “Action”) against any Releasee with any governmental agency or any court; (ii) he will not file or pursue any Action at any time hereafter; and (iii) if any such agency or court assumes jurisdiction of any Action, against any Releasee on behalf of Employee, he will request such agency or court to withdraw the matter, to the extent such Action can be interpreted as seeking the recovery of monetary relief for Employee. Nothing in the preceding sentence shall be interpreted as preventing Employee from bringing an Action solely for the purpose of challenging the waiver and release of Claims under the Age Discrimination in Employment Act.

This Release extends to all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation of Employee or his heirs, executors, administrators, agents, affiliates, successors and assigns, whether known or unknown, foreseen or unforeseen, patent or latent, in which Employee may currently or in the future possess, in each case arising contemporaneously with or prior to the date this Release is executed by Employee or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution. Employee fully understands and acknowledges that, in the event the facts underlying the foregoing release are found to be other than or different from the facts now understood by Employee to be true, Employee expressly accepts and assumes the risks of the possible differences in facts and agrees that the release set forth in this Release shall remain in full force and effect, notwithstanding any such difference in facts. Notwithstanding the foregoing, the Releasees agree that Employee does not waive his rights (i) to coverage under any directors and officers insurance policy, (ii) for indemnification pursuant to QuadraMed’s Certificate of Incorporation or Bylaws or any applicable Virginia or Delaware law, statute, regulation, ordinance or constitutional or public policy provisions as in effect on the date of this Release for acts or omissions occurring or alleged to have occurred during Employee’s employment or other service to QuadraMed, or (iii) to enforce the

Transition Agreement or any rights under any employee or retirement benefit plan, program or policy of QuadraMed, or the Release of this same date under which QuadraMed is releasing claims, if any, that it may assert against Employee.

This Release is made and entered into, and shall be subject to, governed by and interpreted in accordance with the laws of the Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

Nothing in this Release shall be interpreted as a waiver or release of any rights the Employee may have under the Age Discrimination in Employment Act that arise after the date the Employee executes this Release. Employee hereby further acknowledges that he has been given a period of twenty-one (21) days to review and consider this Release before signing it. Employee further understands that he may use none or as much of this 2 1-day period as he wishes prior to signing.

Employee is advised that he has the right to and should consult with an attorney before signing this Release. Employee understands that whether or not to do so is the Employee’s decision. Employee acknowledges that he has exercised his right to consult with an attorney to the extent if any, that he desired.

Employee may revoke this Release within seven (7) days after he signs it. Revocation can be made by delivering a written notice of revocation to the general counsel or assistant general counsel for the Company. For such revocation to be effective, the Company must receive such written notice not later than the close of business on the seventh day after the day on which Employee executes this Release. If Employee revokes this Release, it shall not be effective and the Transition Agreement shall be null and void ab initio.

Employee acknowledges that he has read this release, understands it and is voluntarily executing it and that no representations, promises or inducements have been made to Employee except as set forth in this release voluntarily, and that he intends to be legally bound by its terms, with full understanding of its consequences.

Employee acknowledges that this Release covers all known and unknown claims arising contemporaneously with or prior to the date this Release is executed or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution, including claims arising under the Age Discrimination in Employment Act.

Executed at                      on September 27, 2005.

WITNESS:	LAWRENCE P. ENGLISH

/s/ Colleen English	/s/ Lawrence P. English

EXHIBIT B to Transition Agreement

RELEASE

KNOW ALL PERSONS BY THESE PRESENTS that QuadraMed Corporation, a Delaware corporation, (“QuadraMed”), for itself and all of its subsidiaries, affiliates, successors and assigns and their respective directors, officers, employees and agents, for and in consideration of the execution and delivery by Lawrence P. English (“Releasee”) of a Transition Agreement dated as of September 27, 2005 (the “Transition Agreement”), does hereby irrevocably and unconditionally agree to release, waive and forever discharge, except as otherwise provided in this Release, Releasee from all Claims, as hereinafter defined, and QuadraMed waives, releases and covenants not to sue Releasee or to file any lawsuit or any claim with any Federal, state or local administrative agency asserting or in respect of any of such Claims.

As used in this Release, the term “Claims” means and includes all charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights; costs, losses and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, known or unknown, suspected or unsuspected, which QuadraMed or any of its subsidiaries, affiliates, successors and assigns now has, or claims to have, or which QuadraMed or any of its subsidiaries, affiliates, successors and assigns at any earlier time had, or claimed to have had, or which QuadraMed or any of its subsidiaries, affiliates, successors and assigns at any ftiture time may have, or claim to have, against the Releasee arising contemporaneously with or prior to the date this Release is executed by QuadraMed or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution.

QuadraMed hereby represents that (i) neither it nor anyone acting at its discretion or on its behalf has filed any complaints, charges, claims, demands or lawsuits with respect to any Claim (an “Action”) against the Releasee with any governmental agency or any court; (h) it will not file or pursue any Action at any time hereafter; and (iii) if any such agency or court assumes jurisdiction of any Action against the Releasee on behalf of QuadraMed, QuadraMed will request such agency or court to withdraw the matter. Neither this Release nor the undertaking in this paragraph shall limit QuadraMed from pursuing Claims for the sole purpose of enforcing its rights under the Transition Agreement and the Release of this same date under which the Releasee releases Claims, if any, that he might assert against QuadraMed.

This Release extends to all rights, claims, demands, abilities, actions, causes of action, damages, losses, costs, expenses and compensation of QuadraMed or any of its subsidiaries, affiliates, successors and assigns, whether known or unknown, foreseen or unforeseen, patent or latent, in which QuadraMed or any of its subsidiaries, affiliates, successors and assigns may currently or in the future possess in each case arising contemporaneously with or prior to the date this Release is executed by Employee or on account of or arising out of any matter, cause or event to occur contemporaneously with or prior to such execution. QuadraMed fully understands and acknowledges that, in the event the facts underlying the foregoing release are found to be other than or different from the facts now understood by QuadraMed to be true, QuadraMed expressly accepts and assumes the risks of the possible differences in facts and agrees that the release set forth in this Release shall remain in full force and effect, notwithstanding any such difference in facts.

This Release is made and entered into, and shall be subject to, governed by and interpreted in accordance with the laws of the

Commonwealth of Virginia and shall be fully enforceable in the courts of that state, without regard to principles of conflict of laws.

Executed at                      on September 27, 2005.

WITNESS:	QUADRAMED CORPORATION

	By:	/s/ Robert L. Pevenstein
	Name:	Robert L. Pevenstein
	Title:	Lead Independent Director

Schedule 1 to Transition Agreement

Options

	Number of Options	Exercise Price	Grant Date	Expiration Date
	1,000,000 (1)	$2.50	6/12/2000	6/12/2010
	110,000 (1)	$8.87	2/19/2002	2/19/2012
	100,000 (1)	$0.98	3/14/2003	3/14/2013
	825,000 (2)	$2.50	12/30/2003	12/30/2013

Total	2,035,000

(1)	All such Options may be exercised for a period equal to the shorter of (a) three months after Mr. English ceases to be an employee, consultant or non-employee director of the Company or (b) the expiration date of such Options.
(2)	All such Options may be exercised for a period equal to the shorter of (a) 36 months after Mr. English ceases to be an employee, consultant or non-employee director of the Company or (b) December 30, 2013.

Schedule 2 to Transition Agreement

Restricted Shares

	Number	Issue Date
	150,000 shares	June 2001
	675,000 shares	December 30, 2003

Total	825,000 shares